EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                             AS OF DECEMBER 31, 2004

                                                              JURISDICTION OF
 NO.        NAME                                              INCORPORATION
--------    -----------------------------------------    ---------------------
   1        Beacon Power Securities Corporation            Massachusetts, USA
   2        Beacon Acquisition Co.                         Nova Scotia, Canada